UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2016

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7315 Wisconsin Avenue, 1100 West, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously disclosed by Pebblebrook Hotel Trust (the “Company”) in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2015, the Company, as parent guarantor, Pebblebrook Hotel, L.P., as borrower (the “Borrower”), and certain indirect subsidiaries of the Borrower entered into a Credit Agreement, dated as of April 13, 2015, with U.S. Bank National Association, as administrative agent, and certain other lenders named therein (the “U.S. Bank Credit Agreement”). The U.S. Bank Credit Agreement provides for a $100 million unsecured term loan facility, which matures on April 13, 2022 (the “U.S. Bank Term Loan Facility”). Subject to certain terms and conditions set forth in the U.S. Bank Credit Agreement, the Borrower may request additional lender commitments under the U.S. Bank Term Loan Facility of up to an additional aggregate of $100 million (the “U.S. Bank Accordion Feature”) so that the Borrower may borrow up to a maximum of $200 million under the facility.
On January 5, 2016, the Borrower exercised a portion of the U.S. Bank Accordion Feature to increase the aggregate unsecured borrowing capacity under the U.S. Bank Term Loan Facility by $75 million to an aggregate of $175 million and drew the additional $75 million under that facility. The additional $75 million term loan will mature on April 13, 2022 and will bear interest at a rate per annum equal to LIBOR plus a margin of 1.70% to 2.55% depending on the Company’s consolidated leverage ratio (as defined in the U.S. Bank Credit Agreement). At the Company’s current leverage ratio, the interest rate on this term loan is 2.23% per annum. Following such exercise, and subject to certain terms and conditions set forth in the U.S. Bank Credit Agreement, the Borrower may request additional lender commitments under the U.S. Bank Term Loan Facility of up to an additional $25 million.
As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on June 12, 2015, the Company, as parent guarantor, the Borrower, and certain indirect subsidiaries of the Borrower entered into a Credit Agreement, dated as of June 10, 2015, with PNC Bank, National Association, as administrative agent, and certain other lenders named therein (the “PNC Bank Credit Agreement”). The PNC Bank Credit Agreement provides for a $125 million unsecured term loan facility, which matures on January 10, 2021 (the “PNC Bank Term Loan Facility”). Subject to certain terms and conditions set forth in the PNC Bank Credit Agreement, the Borrower may request additional lender commitments of up to an additional aggregate of $125 million (the “PNC Bank Accordion Feature”) so that the Borrower may borrow up to a maximum of $250 million under the facility.
On January 5, 2016, the Borrower exercised a portion of the PNC Bank Accordion Feature to increase the aggregate unsecured borrowing capacity under the PNC Bank Term Loan Facility by $75 million to an aggregate of $200 million and drew the additional $75 million under that facility. The additional $75 million term loan will mature on January 10, 2021 and will bear interest at a rate per annum equal to LIBOR plus a margin of 1.45% to 2.20% depending on the Company’s consolidated leverage ratio (as defined in the PNC Bank Credit Agreement). Pursuant to separate interest rate swap agreements, the Company effectively fixed LIBOR at 1.526% and, at the Company’s current leverage ratio, the interest rate on this term loan is 3.08% per annum. Following such exercise, and subject to certain terms and conditions set forth in the PNC Bank Credit Agreement, the Borrower may request additional lender commitments under the PNC Bank Term Loan Facility of up to an additional $50 million.

Item 7.01. Regulation FD Disclosure.

On January 6, 2016, the Company issued a press release regarding the transactions set forth under Item 2.03 of this Current Report on Form 8-K. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, issued January 6, 2016, regarding exercise of accordion options.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

January 6, 2016	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, issued January 6, 2016, regarding exercise of accordion options.